Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Media General, Inc., and the effectiveness of Media General Inc.'s internal control over financial reporting dated January 31, 2013, appearing in the Annual Report on Form 10-K of Media General, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia

November 7, 2013